UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 24, 2007
Advanced Viral Research Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-18293	59-2646820

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

200 Corporate Boulevard South, Yonkers, New York	10701

(Address of principal executive offices)	(Zip Code)
(914) 376-7383

(Registrants’ telephone number, including area code)
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     On July 24, 2007, Advanced Viral Research Corp. (the “Company”) entered into a securities purchase agreement with Cornell Capital Partners, L.P., a New Jersey limited partnership (“Cornell”), to sell $2,750,000 principal amount of the Company’s 9% secured convertible debentures due July 24, 2010, consisting of: (i) $750,000 of the Company’s Series A secured convertible debentures (the “Series A Debentures”); and (ii) $2,000,000 of the Company’s Series B secured convertible debentures (the “Series B Debentures” and collectively along with the Series A Debentures, the “Debentures”). The Series A Debentures have a conversion price equal to the lesser of $0.0312 or 95% of the lowest volume weighted average price of the Company’s common stock during the thirty consecutive trading days immediately preceding the applicable conversion date, and the Series B Debentures have a conversion price equal to the lesser of $0.0262 or 95% of the lowest volume weighted average price of the Company’s common stock during the thirty consecutive trading days immediately preceding the applicable conversion date. In addition, pursuant to the agreement, the Company issued to Cornell (i) warrants to purchase an aggregate of 24,038,462 shares of the Company’s common stock at an exercise price equal to $0.0312; and (ii) warrants to purchase an aggregate of 76,335,878 shares of the Company’s common stock at an exercise price equal to $0.0262 (collectively, the “Warrants”). The Warrants are exercisable for five years from the date of issuance.
     Pursuant to the agreement, Yorkville Advisors LLC, the investment manager of Cornell, will receive cash compensation equal to 10% of the gross proceeds of the Debentures purchased by Cornell as well as a $15,000 structuring fee and a $5,000 due diligence fee.
     Subject to certain exceptions, at the Company’s option, the Company may redeem a portion or all of the outstanding Debentures at a price equal to 120% of the amount redeemed plus accrued interest. The Company is obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of all shares of common stock that may be issued to Cornell upon the conversion of the Debentures or exercise of the Warrants.
     Cornell acquired the Series A Debentures, $750,000 of the Series B Debentures and the Warrants at the first closing upon execution of the agreement on July 25, 2007, from which the Company received net proceeds of $1,330,000, in reliance upon an applicable exemption from registration under Section 4(2) of the Securities Act of 1933 in connection with a transaction that did not involve a public offering. Cornell is also obligated to acquire an additional $625,000 of the Series B Debentures on the date the registration statement is filed; and $625,000 of the Series B Debentures on the date the registration statement is declared effective by the SEC.
     The registration rights agreement provides that the registration statement may be filed no earlier than the later of (i) November 29, 2007 or (ii) the date that is sixty (60) days from the date that Cornell has sold substantially all the shares registered for resale on the previous registration statement (file number 333-140634), or such earlier date that the Company may file the registration statement for the resale of shares underlying the Debentures and Warrants in reliance on Rule 415 promulgated by the SEC pursuant to the Securities Act of 1933.
     The Company’s obligations under the agreement, the Debentures and the documents entered into in connection therewith are secured by a first priority security interest in all of its assets pursuant to a security agreement entered in connection with a previously disclosed private placement transaction with Cornell in January 1, 2007.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
10.1	Securities Purchase Agreement dated July 24, 2007 by and between Advanced Viral Research Corp. and Cornell Capital Partners, L.P.

10.2	Series A Convertible Debenture dated July 24, 2007 issued by Advanced Viral Research Corp. to Cornell Capital Partners, L.P.

10.3	Series B Convertible Debenture dated July 24, 2007 issued by Advanced Viral Research Corp. to Cornell Capital Partners, L.P.

10.4	Series A Warrant dated July 24, 2007 issued by Advanced Viral Research Corp. to Cornell Capital Partners, L.P.

10.5	Series B Warrant dated July 24, 2007 issued by Advanced Viral Research Corp. to Cornell Capital Partners, L.P.

10.6	Registration Rights Agreement dated July 24, 2007 by and between Advanced Viral Research Corp. and Cornell Capital Partners, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2007	ADVANCED VIRAL RESEARCH CORP. (Registrant)
	By:	/s/ Stephen M. Elliston
Stephen M. Elliston
President and Chief Executive Officer

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